FS KKR Capital Corp. 8-K

Exhibit 99.1

FS KKR Capital Corp. Announces Second Quarter 2020 Results and

Declares Distribution for Third Quarter

PHILADELPHIA, PA, August 10, 2020 – FS KKR Capital Corp. (NYSE: FSK), a leading publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its financial and operating results for the quarter ended June 30, 2020, and that its board of directors has declared a third quarter 2020 distribution totaling $0.60 per share. Effective June 15, 2020, FSK completed a 4 to 1 reverse split of its shares of common stock, or the Reverse Stock Split.

Financial and Operating Highlights for the Quarter Ended June 30, 2020(1)

●	Net investment income of $0.62 per share, compared to $0.77 per share for the quarter ended June 30, 2019

●	Total net realized and unrealized loss of $1.08 per share, compared to a total net realized and unrealized gain of $0.00 per share for the quarter ended June 30, 2019

●	Paid cash distributions to stockholders totaling $0.60 per share(2)

●	Total purchases of $253 million versus $470 million of sales and repayments, including $126 million of sales to its joint venture Strategic Credit Opportunities Partners, LLC, or SCJV

●	Net asset value of $23.37 per share, compared to $24.36 per share as of March 31, 2020

Commenting on the quarter, CEO and Chairman, Michael C. Forman, stated, “During the second quarter our investment team continued working closely with our portfolio company management teams and financial sponsors to provide support during the COVID-19 pandemic.  We ended the quarter optimistic about the continuing transition of our investment portfolio and during the quarter our net investment income of $0.62 per share fully covered our $0.60 per share dividend. As we look to the second half the year, we see a still subdued new investment environment as financial sponsors are being cautious with regard to M&A activity.  That said, based on our deep relationships and strong platform, we believe we are well positioned to capture more than our fair share of new investments once sponsors begin to be more active over the coming quarters.”

Declaration of Distribution for Third Quarter 2020

FSK’s board of directors has declared a cash distribution for the third quarter of $0.60 per share, which will be paid on or about October 1, 2020 to stockholders of record as of the close of business on September 16, 2020.

Summary Consolidated Results

	Three Months Ended
(dollars in millions, except per share data) (all per share amounts are basic and diluted)(1)	June 30, 2020	March 31, 2020	June 30, 2019
Total investment income	$150	$179	$199
Net investment income	77	98	101
Net increase (decrease) in net assets resulting from operations	(55)	(703)	101

Net investment income per share	$0.62	$0.78	$0.77
Total net realized and unrealized gain (loss) per share	$(1.08)	$(6.37)	$0.00
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(0.44)	$(5.59)	$0.77
Stockholder distributions per share(2)	$0.60	$0.76	$0.76
Net asset value per share at period end	$23.37	$24.36	$31.51
Weighted average shares outstanding	123,806,337	125,855,913	130,549,922
Shares outstanding, end of period	123,755,965	124,346,358	130,067,229

(dollar amounts in millions)	As of June 30, 2020	As of December 31, 2019
Total fair value of investments	$6,624	$7,357
Total assets	6,956	8,216
Total stockholders’ equity	2,891	3,866

Portfolio Highlights as of June 30, 2020

●	Total fair value of investments was $6.6 billion of which 67% was invested in senior secured securities.

●	Direct originations(3) represented approximately 90% of the portfolio by fair value as of June 30, 2020.

●	Weighted average annual yield on accruing debt investments(4) was 8.7%, compared to 9.0% as of March 31, 2020.

●	Weighted average annual yield on all debt investments(4) was 7.4%, compared to 7.9% as of March 31, 2020.

●	Exposure to the top ten largest portfolio companies by fair value was 22% as of June 30, 2020, compared to 22% as of March 31, 2020.

Total Portfolio Activity

	Three Months Ended
(dollar amounts in millions)	June 30, 2020	March 31, 2020	June 30, 2019
Purchases	$253	$1,296	$513
Sales and redemptions	(470)	(914)	(692)
Net portfolio activity	$(217)	$382	$(179)
Sales to SCJV	126	102	—
Adjusted net portfolio activity	$(91)	$484	$(179)

Portfolio Data	As of June 30, 2020	As of December 31, 2019
Total fair value of investments	$6,624	$7,357
Number of Portfolio Companies	173	210
% of Investments on Non-Accrual (based on fair value)(5)	3.8%	2.8%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	52.3%	50.6%
Senior Secured Loans — Second Lien	12.8%	16.3%
Other Senior Secured Debt	2.0%	3.2%
Subordinated Debt	3.8%	5.6%
Asset Based Finance	13.4%	10.0%
Strategic Credit Opportunities Partners, LLC	9.2%	6.5%
Equity/Other	6.5%	7.8%

Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	64.2%	64.8%
% Fixed Rate Debt Investments	10.6%	14.6%
% Other Income Producing Investments	15.6%	11.2%
% Non-Income Producing Investments(6)	5.8%	6.6%
% of Investments on Non-Accrual(5)	3.8%	2.8%

Direct Originations

Direct Originations Portfolio Data	As of June 30, 2020	As of December 31, 2019
Total Fair Value of Direct Originations(3)	$5,987	$6,492

Leverage and Liquidity as of June 30, 2020

●	Net debt to equity ratio(7) of 129%, based on $3.9 billion in total debt outstanding, $95 million of cash and foreign currency and $116 million of net receivable for investments sold and repaid and stockholders’ equity of $2.9 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 3.86%.

●	Cash and foreign currency of $95 million and availability under its financing arrangements of $1,154 million, subject to borrowing base and other limitations.

Conference Call Information

FSK will host a conference call at 8:00 a.m. (Eastern Time) on Tuesday, August 11, 2020, to discuss its second quarter 2020 financial and operating results. All interested parties are welcome to participate. Interested parties can access the conference call by dialing (833) 818-6808 and using the conference ID 9676157 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkradvisor.com/fsk under Events + presentations.

A replay of the call will be available shortly after the end of the call for a period of 30 days following the call by visiting the Investor Relations section of FSK’s website at www.fskkradvisor.com/fsk under Events + presentations.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSK’s website at www.fskkradvisor.com/fsk under Events + presentations.

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com/fsk.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $15 billion in assets under management as of June 30, 2020. The BDCs managed by FS/KKR are FSK and FS KKR Capital Corp. II. (NYSE: FSKR)

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL, Washington, DC and Leawood, KS. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended June 30, 2020, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on August 10, 2020, as well as FSK’s other reports filed with the SEC. A copy of FSK’s quarterly report on Form 10-Q for the quarter ended June 30, 2020 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkradvisor.com/fsk and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock, and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Income Statement ($ amounts in millions, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Investment income
Interest income	$109	$145	$234	$298
Paid-in-kind interest income	9	8	20	16
Fee income	6	8	18	19
Dividend and other income	1	3	3	4
From non-controlled/affiliated investments:
Interest income	2	9	5	11
Paid-in-kind interest income	4	4	9	8
Fee income	—	—	0	—
From controlled/affiliated investments:
Interest income	1	2	4	5
Paid-in-kind interest income	2	—	2	4
Dividend and other income	16	20	34	29
Total investment income	150	199	329	394

Operating expenses
Management fees	26	28	56	57
Subordinated income incentive fees	—	25	—	49
Administrative services expenses	3	2	5	3
Accounting and administrative fees	0	1	1	1
Interest expense	42	41	88	84
Other general and administrative expenses	2	1	4	4
Total operating expenses	73	98	154	198
Net investment income	77	101	175	196

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(48)	(51)	(140)	(66)
Non-controlled/affiliated investments	(5)	(8)	(39)	(8)
Controlled/affiliated investments	(17)	—	(17)	(3)
Net realized gain (loss) on swap contracts	—	(11)	—	(10)
Net realized gain (loss) on foreign currency forward contracts	—	—	—	4
Net realized gain (loss) on foreign currency	1	3	(3)	1
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(8)	49	(375)	19
Non-controlled/affiliated investments	(28)	24	(165)	77
Controlled/affiliated investments	(21)	(12)	(212)	(19)
Net change in unrealized appreciation (depreciation) on swap contracts	—	10	—	14
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	—	(2)	2	(1)
Net change in unrealized gain (loss) on foreign currency	(6)	(2)	16	(2)
Total net realized and unrealized gain (loss)	$(132)	$—	$(933)	$6
Net increase (decrease) in net assets resulting from operations	$(55)	$101	$(758)	$202

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)(1)	$(0.44)	$0.77	$(6.07)	$1.54
Weighted average shares outstanding(1)	123,806,337	130,549,922	124,831,125	131,209,687

Balance Sheet ($ amounts in millions, except per share data)
	June 30, 2020 (Unaudited)	December 31, 2019
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$5,785 and $6,006, respectively)	$5,065	$5,661
Non-controlled/affiliated investments (amortized cost—$618 and $686, respectively)	484	717
Controlled/affiliated investments (amortized cost—$1,425 and $1,117, respectively)	1,075	979
Total investments, at fair value (amortized cost—$7,828 and $7,809, respectively)	6,624	7,357
Cash	87	93
Foreign currency, at fair value (cost—$8 and $13, respectively)	8	13
Receivable for investments sold and repaid	137	657
Income receivable	78	82
Unrealized appreciation on foreign currency forward contracts	3	1
Deferred financing costs	13	10
Prepaid expenses and other assets	6	3
Total assets	$6,956	$8,216

Liabilities
Payable for investments purchased	$21	$15
Debt (net of deferred financing costs of $14 and $9, respectively)	3,903	4,173
Unrealized depreciation on foreign currency forward contracts	—	0
Stockholder distributions payable	75	96
Management fees payable	26	30
Subordinated income incentive fees payable	—	—
Administrative services expense payable	3	3
Interest payable	34	23
Other accrued expenses and liabilities	3	10
Total liabilities	4,065	4,350
Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 123,755,965 and 126,581,766 shares issued and outstanding, respectively	—	1
Capital in excess of par value	3,995	4,041
Retained earnings (accumulated deficit)	(1,104)	(176)
Total stockholders’ equity	2,891	3,866
Total liabilities and stockholders’ equity	$6,956	$8,216
Net asset value per share of common stock at period end(1)	$23.37	$30.54

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding. Share and per share amounts have been adjusted to reflect the Reverse Stock Split on a retroactive basis.

2)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period. The amount of each per share distribution has been retroactively adjusted to reflect the Reverse Stock Split.

3)	See FSK’s quarterly report on Form 10-Q for the three months ended June 30, 2020 for a description of FSK’s investment strategies, including its definition of “direct originations.”

4)	See FSK’s quarterly report on Form 10-Q for the three months ended June 30, 2020 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

5)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the three months ended June 30, 2020 for a description of FSK’s revenue recognition policy.

6)	Does not include investments on non-accrual status.

7)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.